NEXPOINT
DIVERSIFIED REAL ESTATE TRUST

PROXY CARD

SIGN, DATE AND **VOTE** ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided

2. **ONLINE** at **vote.proxyonline.com** using your proxy control number found below

3. By **IVR** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line

4. By **PHONE** with a live operator when you call toll-free 1-866-530-8636 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER **12345678910**

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

ANNUAL MEETING OF SHAREHOLDERS – JUNE 10, 2025

This Proxy is solicited by the Board of Trustees

The undersigned shareholder of NexPoint Diversified Real Estate Trust, a Delaware statutory trust (the "Company"), having received notice of the Annual Meeting and management's Proxy Statement therefor, the terms of each of which are incorporated by reference, and revoking all prior proxies, hereby appoint(s) Mr. Paul Richards and Mr. Matt McGraner (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 10, 2025 at 10:30 a.m. Central time, and any postponement or adjournment thereof, and to vote and act upon the matters listed on the reverse side in respect to all shares of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

The Annual Meeting will be held exclusively through a virtual format. You will not be able to attend the Annual Meeting in person. If you are a shareholder of record and wish to attend and vote at the Annual Meeting, please email EQ Fund Solutions, LLC ("EQFS") at attendameeting@equiniti.com with "NXDT Meeting" in the subject line and provide your full name and address in the body of the email in order to receive the Annual Meeting registration link. If your shares in the Company are held by a financial intermediary, please refer to the notice of annual meeting in the accompanying Proxy Statement for additional information on how to access the Annual Meeting. Requests to attend the Annual Meeting must be received by EQFS no later than 2:00 p.m. Central Time on Monday, June 9, 2025. Please vote your shares in accordance with the instructions on this Proxy Card whether or not you attend the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF TRUSTEES, FOR PROPOSALS 2, 3, 4, 5 AND 6 AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2025 ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **(866) 530-8636. Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement is available at: https://vote.proxyonline.com/nexpoint/docs/nxdt.pdf

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

PROXY CARD

<u>YOUR SIGNATURE IS REQUIRED</u> FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

PROPOSAL(S):

1. To elect seven trustees to serve until the 2026 annual meeting of shareholders.

	FOR	WITHHOLD
1a. James Dondero	○	○
1b. Brian Mitts	○	○
1c. Edward Constantino	○	○
1d. Scott Kavanaugh	○	○
1e. Arthur Laffer	○	○
1f. Carol Swain	○	○
1g. Catherine Wood	○	○

		FOR	AGAINST	ABSTAIN
2.	To approve, on an advisory basis, the compensation of our named executive officers.	○	○	○
3.	To approve the conversion of the Company from a Delaware statutory trust into a Maryland corporation named NexPoint Diversified Real Estate Trust, Inc. ("New NXDT") and to approve the adoption of a plan of conversion, articles of incorporation and bylaws of New NXDT associated with such conversion.	○	○	○
4.	To approve the Amended and Restated NexPoint Diversified Real Estate Trust 2023 Long Term Incentive Plan.	○	○	○
5.	To approve the issuance of common shares to the Company's adviser as payment of fees under the advisory agreement which may exceed five percent of the common equity or the voting power of the Company prior to the initial issuance.	○	○	○
6.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2025.	○	○	○

7. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ____

____

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]